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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) September 15, 2000

                                 HOLOGIC, INC.
            (Exact Name of Registrant as Specified in Its Charter)


      Delaware                     0-18281                 04-2902449
  (State or Other               (Commission             (I.R.S. Employer
    Jurisdiction                File Number)            Identification No.)
  of Incorporation)


    35 Crosby Drive, Bedford, Massachusetts                  01730
    (address of principal executive offices)              (Zip Code)


                                (781) 999-7300
             Registrant's telephone number, including area code

                                     N/A
         (Former Name or Former Address, If Changed Since Last Report)
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ITEM 2.   ACQUISITION OF ASSETS
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     On September 15, 2000, the Registrant acquired substantially all of the
U.S. business assets of Trex Medical Systems Corporation ("Trex Medical") in exchange for $30 million in cash and an 11.5% note in the amount of $25 million with accrued interest first payable on September 13, 2001 and semi-annually thereafter. The Registrant funded the cash portion of the purchase price from its working capital. The note has term of three (3) years with a maturity date of September 13, 2003. The note is secured by a mortgage on the Registrant's principal office in Bedford, Massachusetts as well as the facility in Danbury, Connecticut which was acquired from Trex Medical in connection with the acquisition. The purchase price is subject to adjustment based upon the working capital of the business as of the closing date. The Registrant also acquired 49 issued U.S. and foreign patents in connection with the acquisition. The Registrant intends to use the purchase method to account for this acquisition.

     Trex Medical manufactured X-ray mammography systems used for the detection and diagnosis of breast cancer and other general-purpose and specialized medical X-ray equipment. The Registrant intends to continue the business activities of Trex Medical in the areas of mobile X-ray systems, X-ray systems for non-destructive testing, digital radiographic/fluoroscopic (R/F) systems, electrophysiology products and general radiography products. The Registrant intends to wind down the cardiac catheterization laboratories purchased in connection with the Trex Medical business and continue those operations only to the extent necessary to service and support the product in the field. The Registrant acquired approximately 550 employees at Trex Medical's owned 62,500 square foot and leased 60,000 square foot research and development, manufacturing and administrative facilities in Danbury, Connecticut and Trex Medical's 156,000 square foot leased facility in Littleton, Massachusetts.

     The terms of the asset purchase are more fully described in that certain Asset Purchase and Sale Agreement by and among the Registrant, Trex Medical, Trex Medical Corporation, Thermotrex Corporation, and Thermo Electron Corporation dated August 13, 2000, as amended on September 15, 2000 (the "Purchase Agreement"), a copy of which is attached hereto. The terms of this transaction were the result of arm's length negotiations between representatives of the Registrant and Trex Medical. Prior to the consummation of the transaction there was no material relationship between the Registrant, and its affiliates, on the one hand, and Trex Medical, and its affiliates, on the other hand.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements of Business Acquired.  Filed herewith.
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                    (1) Audited Combined Financial Statements for the Medical
                        Imaging Business of Trex Medical Corporation.

                    (2) Unaudited Pro Forma Combined Condensed Financial
                        Statements.
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     (b)  Exhibits.
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            2.1     Asset Purchase and Sale Agreement dated August 13, 2000, by and between the Registrant, Trex Medical Systems Corporation, Trex Medical Corporation, Thermotrex Corporation and Thermo Electron Corporation, as amended on September 15, 2000 (Incorporated herein by reference to the Current Report on Form 8-K of the Registrant filed on October 2, 2000).

           23.1     Consent of Independent Public Accountants (Filed herewith).

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                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 2000                    HOLOGIC, INC.


                                             By: /s/ Glenn P. Muir
                                                 ---------------------------
                                                 Glenn P. Muir,
                                                 Chief Financial Officer
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Exhibit Table

         (a)  Financial Statements of Business Acquired.  Filed herewith.
              -----------------------------------------

              (1) Audited Combined Financial Statements for the Medical Imaging
                  Business of Trex Medical Corporation.

              (2) Unaudited Pro Forma Combined Condensed Financial Statements

         (b)  Exhibits.
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                  2.1   Asset Purchase and Sale Agreement dated August 13, 2000,
                        by and between the Registrant, Trex Medical Systems Corporation, Trex Medical Corporation, Thermotrex Corporation and Thermo Electron Corporation, as amended on September 15, 2000 (Incorporated herein by reference to the Current Report on Form 8-K of the Registrant filed on October 2, 2000).

                  23.1 Consent of Independent Public Accountants (Filed herewith).